Exhibit 21

SUBSIDIARIES OF BENTLEY SYSTEMS, INCORPORATED
a Delaware Corporation
as of December 31, 2025

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
AarhusGeosoftware ApS	Denmark
ARGOS.IO PTY LTD	Australia
Bentley Canada Inc.	Canada
Bentley Engineering Software Systems (Shanghai) Co. Ltd.	China
Bentley Engineering Software Systems (Shanghai) Co. Ltd. - Dalian Branch	China
Bentley Engineering Software Systems (Shanghai) Co., Limited - Xi’an Branch	China
Bentley Engineering Software Systems (Shanghai) Co., Ltd. - Beijing Branch	China
Bentley Software International, Ltd.	Ireland
Bentley Software Solutions Philippines Inc.	Philippines
Bentley Software, Inc.	United States
Bentley Systems (Beijing) Co., Ltd	China
Bentley Systems (Beijing) Co., Ltd - Guangzhou Branch	China
Bentley Systems (Malaysia) Sdn. Bhd.	Malaysia
Bentley Systems (New Zealand) Limited	New Zealand
Bentley Systems (UK) Ltd	United Kingdom
Bentley Systems AG	Switzerland
Bentley Systems Aviation, LLC	United States
Bentley Systems Brasil Ltda.	Brazil
Bentley Systems Capital, LLC	United States
Bentley Systems Coop Holdings, LLC	United States
Bentley Systems CR s.r.o.	Czech Republic
Bentley Systems de Mexico SA de CV	Mexico
Bentley Systems Europe B.V.	The Netherlands
Bentley Systems Europe B.V. Filialas	Lithuania
Bentley Systems Europe B.V. - Dubai Branch	Dubai
Bentley Systems Finland Oy	Finland
Bentley Systems France S.a.r.l.	France
Bentley Systems Germany GmbH	Germany
Bentley Systems Hong Kong Ltd.	Hong Kong
Bentley Systems Iberica S.A.	Spain
Bentley Systems Iceland ehf.	Iceland
Bentley Systems India Private Limited	India
Bentley Systems International Holdings, Inc.	United States
Bentley Systems International Limited	Ireland
Bentley Systems International Limited - Portuguese Branch	Portugal
Bentley Systems International Limited - Slovakia Branch	Slovakia

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Bentley Systems International Limited - Saudi Branch	Saudi Arabia
Bentley Systems Italia S.r.l.	Italy
Bentley Systems Kazakhstan LLP	Kazakhstan
Bentley Systems Korea Inc.	Korea
Bentley Systems LLC	Japan
Bentley Systems Netherlands B.V.	The Netherlands
Bentley Systems Pakistan (Pvt.) Ltd.	Pakistan
Bentley Systems Polska Sp z o.o.	Poland
Bentley Systems Pty. Ltd.	Australia
Bentley Systems Romania S.R.L.	Romania
Bentley Systems Russia (OOO)*	Russia
Bentley Systems Scandinavia ApS	Denmark
Bentley Systems Scandinavia NUF	Norway
Bentley Systems Singapore Pte. Ltd.	Singapore

Bentley Systems Software Solutions LLC Turkey (Bentley Systems Yazılım Çözümleri Limited Şirketi)	Turkey
Bentley Systems Solutions	Belgium
Bentley Systems South Africa (Pty) Ltd.	South Africa
Bentley Systems Sweden AB	Sweden
Bentley Systems, Incorporated, Taiwan	Taiwan
Blyncsy, Inc.	United States
BSI Holding GmbH	Austria
BSI Holdings B.V.	The Netherlands
BSI Holdings Pty. Ltd.	Australia
BSI International Holdings Coöperatief U.A.	The Netherlands
Cadventure International Limited	Ireland
Cadventure Limited	United Kingdom
Cesium GS, Inc.	United States
Cohesive Africa Holdings Proprietary Limited	South Africa
Cohesive Australia Pty Ltd	Australia
Cohesive Brasil LTDA.	Brazil
Cohesive Canada Ltd.	Canada
Cohesive Netherlands B.V.	The Netherlands
Cohesive Netherlands Holdings B.V.	The Netherlands
Cohesive Polska Sp z o.o.	Poland
Cohesive Sonata Proprietary Limited	Botswana
Cohesive South Africa (Pty) Ltd.	South Africa
Cohesive South Africa Holdings	South Africa
Cohesive Spain, S.L.	Spain
Cohesive UK Group Limited	United Kingdom
Cohesive Ukraine	Ukraine

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Cohesive USA, Inc.	United States
E7 Pty Ltd	Australia
Ennova Pty Ltd	Australia
E-ON Software SARL	France
Geosoft Africa (Pty) Limited	South Africa
Geosoft USA Holdings Inc.	United States
Geosoft USA Research Inc.	United States
NXTEC Corporation	United States
Oxplus B.V.	The Netherlands
Plaxinvest BV	The Netherlands
Plaxis bv	The Netherlands
Power Line Systems, LLC	United States
PT Cohesive Indonesia Group	Indonesia
QG Australia Pty Limited	Australia
Seequent Australia Pty Limited	Australia
Seequent Chile SpA	Chile
Seequent Holdings New Zealand Limited	New Zealand
Seequent Holdings ULC	New Zealand
Seequent Peru S.A.C	Peru
Seequent South Africa Pty Limited	South Africa
Seequent ULC	New Zealand
Seequent USA Inc.	United States
Talon Aerolytics (Holding), Inc.	United States
Talon Aerolytics LLC	United States
Talon Data Solutions LLC	United States

* Inactive